Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 88 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Japan Fund of our reports dated December 17, 2007; Fidelity Advisor Overseas Fund of our reports dated December 18, 2007; Fidelity Advisor Emerging Asia Fund of our reports dated December 19, 2007; Fidelity Advisor Global Capital Appreciation Fund, Fidelity Advisor Latin America Fund and Fidelity Advisor Value Leaders of our reports dated December 20, 2007; and Fidelity Advisor Diversified International Fund and Fidelity Advisor Korea Fund of our reports dated December 21, 2007 on the financial statements and financial highlights included in the October 31, 2007 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 26, 2007